***Text Omitted and Filed Separately
with the Securities and Exchange Commission.
Confidential Treatment Requested
Under 17 C.F.R. Sections 200.80(b)(4) and Rule 24b-2 of the
Securities Act of 1934, as amended.

Exhibit 10.10
FIRST AMENDMENT TO
CHROMADEX, INC. - DARTMOUTH EXCLUSIVE LICENSE AGREEMENT
 THIS FIRSTAMENDMENT (“Amendment”) is effective as of June 13, 2016, by and between the TRUSTEES OF DARTMOUTH COLLEGE, a non-profit educational and research institution existing under the laws of the State of New Hampshire (hereinafter “Dartmouth”) and CHROMADEX INC. having its principal place of business at 10005 Muirlands Blvd., Suite G, Irvine, California 92618; hereinafter called Company. (hereinafter “Company”).
WHEREAS, the parties previously entered into an Exclusive License Agreement, dated May 16, 2014 (the “Agreement”);
WHEREAS, the parties desire to amend said Agreement as set forth herein;
NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the parties hereby agree to amend the Agreement as follows:
1.
Section 5.01(d) shall be deleted in its entirety and replaced with the following:

 (d) Company shall pay the following percentages of any consideration received from each sublicense (e.g., license issue fees, license maintenance fees, lump sum payments in lieu of royalty payments, stocks, earned royalty on sublicensee’s sales, etc.) received from each sublicensee of Company for the grant of a sublicense determined by the date of the sublicense and payable upon Company's receipt of the consideration thereof:

           i.   Sublicense agreement executed before filing an IND except as noted in ii below                                                        […***…]*%

          ii.   Sublicense agreements executed before filing an IND in the field of Cockayne Syndrome and Muscular myopathy […***…]%

         iii.   Following the first dosing of a patient in a Phase I Clinical Trial and prior to the first dosing of a patient in a Phase II Clinical Trial […***…]%

         iv.   Following the first dosing of a patient in a Phase II Clinical Trial and prior to the first dosing of a patient in a Phase III Clinical Trial  […***…]%

         v.   Following the first dosing of a patient in a Phase III Clinical Trial and prior to the issuance by the FDA (or foreign equivalent) of approval for marketing of a Licensed Product  […***…]%

         vi.   After the issuance by the FDA (or foreign equivalent) of approval for marketing of a Licensed Product  […***…]%

  ***Confidential Treatment Requested

If the Company is required to enter into an agreement with a third party to make, use or sell a Licensed Product, and such agreement requires that the Company pay a share of sublicense income to such third party, the percentages set forth in this section shall be multiplied by the “Sublicense Share Adjustment” which is calculated as follows: the Sublicense Share Adjustment equals the fraction A% / (A%+B%), where “A%” equals the unadjusted percentage of sublicense income payable to Dartmouth, per the above schedule, and “B%” equals the unadjusted total percentage of sublicense income payable to such third parties. Notwithstanding the foregoing, under no circumstances shall the sublicense share payable to Dartmouth be less than 50% of the unadjusted share, and the Dartmouth earned royalty on the sale of Licensed Product by a sublicensee shall not be less than […***…]% of the Net Sales.

All other terms and conditions of the Agreement shall remain in full force and effect.

This space left intentionally blank. Signatures follow on next page.

  ***Confidential Treatment Requested

IN WITNESS WHEREOF, the parties have duly executed this Amendment in duplicate originals, by their respective officers hereunto duly authorized, as of the date herein written. As agreed by the undersigned, this Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Moreover, delivery of an executed counterpart of a signature page to this Amendment by facsimile, scan or other means of electronic image transmission and any printed record made thereof shall be as effective as delivery of manually executed counterpart of this Amendment.

CHROMADEX, INC.	TRUSTEES OF DARTMOUTH COLLEGE

By: /s/ Tom Varvaro Name: Tom Varvaro Title: CFO Date: 6/14/16	By: /s/ Nila Bhakuni Name: Nila Bhakuni Title: Director, Technology Transfer Date: 6/13/16